UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 31, 2018

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification of Rights of Security Holders

On December 31, 2018, all outstanding shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), of Ironwood Pharmaceuticals, Inc. (the “Company”) automatically converted into the same number of shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), pursuant to the terms of the Company’s Eleventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (such automatic conversion being referred to as the “Conversion”). No additional shares of Class B Common Stock will be issued following the Conversion.

The Conversion occurred pursuant to Article IV, Section B(7)(c) of the Certificate of Incorporation, which provided that, among other triggers, each share of Class B Common Stock would convert automatically, without any further action, into one share of Class A Common Stock upon the later of (1) the first date on which the number of shares of Class B Common Stock outstanding is less than 19,561,556, or (2) December 31, 2018.

As required by Section 243 of the Delaware General Corporation Law (“Section 243”), the Company filed a certificate with the Secretary of State of the State of Delaware reciting that all shares of Class B Common Stock had been retired and may not be reissued (the “Certificate of Retirement”). Pursuant to Section 243, the Certificate of Retirement also had the effect of eliminating from the Certificate of Incorporation all reference to Class B Common Stock.

Prior to the Conversion, the shares of Class A Common Stock and Class B Common Stock generally had the same rights and privileges, ranked equally and shared ratably in dividends and distributions, except that each holder of shares of Class A Common Stock was entitled to one vote per share on all matters subject to a stockholder vote and each holder of shares of Class B Common Stock was entitled to ten votes per share on certain matters subject to a stockholder vote, including a merger involving the Company, a sale of substantially all of the Company’s assets and a dissolution or liquidation of the Company, and one vote per share on all other matters subject to a stockholder vote.

As a result of the Conversion, all holders of common stock now have one vote per share on all matters subject to a stockholder vote. The shares of Class A Common Stock have the same voting powers, preferences, rights and qualifications, limitations and restrictions as the shares of Class A Common Stock had prior to the Conversion, except to the extent that they have increased voting power in the certain limited matters described above due to the elimination of the Class B Common Stock.

Following the Conversion, 100,000,000 shares of Common Stock that were previously designated as Class B Common Stock are not designated to a series.

Upon Conversion, outstanding options denominated in Class B Common Stock issued under any of the Company’s equity incentive plans remained unchanged, except that they now represent the right to receive shares of Class A Common Stock rather than shares of Class B Common Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 is incorporated herein by reference.  As described under Item 3.03, on December 31, 2018, the Company filed the Certificate of Retirement with the Secretary of State of the State of Delaware, which recited that all shares of Class B Common Stock had been retired and may not be reissued. The Certificate of Retirement also had the effect of eliminating from the Certificate of Incorporation all reference to Class B Common Stock, such as:

•                 references to the authorization of the Class B Common Stock;

•                 provisions defining the rights of holders of Class B Common Stock, including provisions regarding voting rights, dividends and distributions; and

•                 provisions regarding the conversion of all shares of Class B Common Stock into Class A Common Stock.

The foregoing description of the Certificate of Retirement is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Retirement, a copy of which is attached as Exhibit 3.1 hereto. Exhibit 3.1 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Retirement. Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Form 8-A (File No. 001-34620), filed on January 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: January 3, 2019	By:	/s/ Gina Consylman
		Name:	Gina Consylman
		Title:	Senior Vice President, Chief Financial Officer